SEPARATION AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------
     THIS SEPARATION AGREEMENT AND GENERAL RELEASE (hereinafter "AGREEMENT") is made and entered into by and between Jeffrey Janicik ("JANICIK") and SpaceDev, Inc. ("EMPLOYER"), and inures to the benefit of each of EMPLOYER's current, former and future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns.

                                    RECITALS
                                    --------

     A. JANICIK has been, for a period of time, an employee of EMPLOYER, most recently as its Director of Engineering;

     B. JANICIK has tendered his resignation as an employee with EMPLOYER, effective on June 18, 2004 (referred to herein as the "Resignation Date"), and EMPLOYER has agreed to accept JANICIK's resignation upon its tender, subject to the terms and conditions set forth herein;

     C. JANICIK has agreed to remain a consultant to EMPLOYER with additional compensation as outlined herein, until October 1, 2004, or as further extended by mutual consent between EMPLOYER and JANICIK;

     D. JANICIK has agreed that, beginning on June 21, 2004 and continuing through October 1, 2004 (the "Transition Period"), he will perform transition support for EMPLOYER, on a fee for consulting basis, according to the following schedule: Minimum on-site support of sixteen (16) hours/week, during the normal workday, unless waived by the Vice President of Engineering, or his designee, for any given week. JANICIK understands that all rights and privileges of employment with EMPLOYER shall cease on June 18, 2004, including, but not limited to, any and all vesting of granted stock options. JANICIK will receive $100 per hour for his consulting services hereunder, subject to the terms and conditions hereof;

     E. JANICIK and EMPLOYER wish permanently to resolve any and all potential disputes arising out of JANICIK's employment with EMPLOYER or the cessation of that employment.

NOW, THEREFORE, for and in consideration of the execution of this AGREEMENT and the mutual covenants contained in the following paragraphs, EMPLOYER and JANICIK agree as follows:

1. INCORPORATION OF RECITALS. The Recitals and identification of the parties to, and beneficiaries of, this AGREEMENT are incorporated by reference as though fully set forth herein.

PAGE

2. NO ADMISSION OF LIABILITY. The parties agree that this AGREEMENT, and performance of the acts required by it, does not constitute an admission of liability, culpability, negligence or wrongdoing on the part of anyone, and will not be construed for any purpose as an admission of liability, culpability, negligence or wrongdoing by any party and/or by any party's current, former or future parents, subsidiaries, related entities, predecessors, successors, officers, directors, shareholders, agents, employees and assigns.

3. SEPARATION BENEFIT. EMPLOYER agrees that, upon this AGREEMENT becoming effective (as defined in Section 31, herein), it will extend the exercise period of JANICIK options on EMPLOYER common stock options as specified herein.

4.   DUTIES  DURING  TRANSITION  PERIOD.  JANICIK agrees to use his best efforts during the Transition Period to assist EMPLOYER in: 1) support of key meetings with Space Dynamics Laboratories and the Missile Defense Agency, including but not limited to preparation of meeting materials and actual participation in the meetings with minimum on-site support of sixteen (16) hours/week, during the normal workday, unless waived by the Vice President of Engineering, or his designee, for any given week; 2) preparation and review of program documentation, including, but not limited to participation in laying out the document content and reviewing design documentation and systems engineering plans; 3) active and detailed preparation and review of the MDA proposal, including, but not limited to, participation and preparation of the costing volume and technical volume;
     4) participation in and organization for the SFR on September 15, 2004; and, 5) assisting EMPLOYER in such other areas and manners as are reasonably requested.

5. AT-WILL AND CONSULTING STATUS. Nothing in this AGREEMENT is intended to modify the at-will nature of JANICIK's employment with EMPLOYER on or before June 18, 2004. Nothing in this AGREEMENT is intended to modify the consulting nature of JANICIK's relationship with EMPLOYER after June 18, 2004.

6. WAGES AND VACATION TIME PAID. JANICIK acknowledges that he will receive any accrued vacation upon termination of employment on June 18, 2004 ("Termination Date") and will not be eligible for such benefit as a consultant to EMPLOYER. JANICIK agrees that he will cease accruing vacation and/or paid time off (PTO) effective June 18, 2004.

7. RESIGNATION SCRIPT. During the Transition Period, the parties will work cooperatively on the preparation of resignation scripts to use by EMPLOYER and JANICIK to describe JANICIK's separation from EMPLOYER, which scripts shall be used following the Resignation Date.

8. REFERENCE REQUESTS. EMPLOYER agrees that if it is contacted by prospective employers of JANICIK without prior notice from JANICIK of such contact, EMPLOYER will only release information concerning the dates of JANICIK's employment and the last position held, and will state that EMPLOYER's company policy is to release only such information. In the event that JANICIK provides EMPLOYER with advance notice of a prospective employer's request for a reference, EMPLOYER will respond to the reference request according to the mutually-acceptable resignation script described in
     Section  7,  above.

PAGE

9. OPTION EXERCISE PERIOD. In addition to the Separation Benefit, described above in Section 3 and as further consideration for the Releases granted herein, JANICIK shall be permitted to extend the expiration date on options for 77,494 shares (the "Extended Options") from ninety (90) days after Termination Date to the earlier of (i) eighteen (18) months from his resignation as a consultant to EMPLOYER, or (ii) the original expiration date of the option (the "Extended Expiration Date"), subject to Board approval and contingent upon EMPLOYER being awarded Task Order #2 for the MDA project. Notwithstanding the foregoing, if EMPLOYER is not awarded Task Order #2 for the MDA project through no fault of JANICIK, i.e., JANICIK used his best efforts to assist EMPLOYER in obtaining Task Order #2, EMPLOYER shall extend the expiration date on options for 77,494 shares from ninety (90) days after Termination Date to the earlier of (i) sixty (60) days from notification by MDA to EMPLOYER that Task Order #2 will not be awarded, or (ii) the original expiration date of the option. Any portion of the Extended Options not purchased at the Extended Expiration Date will be forfeited. All other options held by JANICIK as of June 18, 2004 shall cease to vest as of that date. JANICIK understands and acknowledges that the Extended Options will no longer be eligible for preferential tax treatment as Incentive Stock Options (ISOs) under Section 422 of the Internal Revenue Code of 1986, as amended, with respect to any exercise occurring after the Resignation Date, and he will be taxed upon exercise of the Extended Options after such date as though they had been issued as Non-Qualified Stock Options (NQLs).

10. PROMISE TO NOT SOLICIT EMPLOYEES OF EMPLOYER. JANICIK acknowledges that due to the position he has occupied and the responsibilities he has had at EMPLOYER, he has knowledge of employees and employee skills of EMPLOYER. JANICIK hereby promises and agrees that he will not solicit, attract or hire employees of EMPLOYER or in any way solicit, attract or hire employees, directly or indirectly, away from EMPLOYER to any other position or employer, or instruct anyone else to solicit, attract or hire employees, directly or indirectly, away from EMPLOYER. JANICIK agrees that a violation by him of the foregoing obligation will constitute a material breach of this AGREEMENT. JANICIK specifically confirms that he will continue to comply with the terms of this provision for a period of two (2) years from the termination of his consulting AGREEMENT with EMPLOYER. JANICIK agrees that it would be difficult to compensate EMPLOYER fully for damages for any violation of this provision. Accordingly, JANICIK specifically agrees that EMPLOYER shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of EMPLOYER to claim and recover damages in addition to injunctive relief.

11. EQUIPMENT & MATERIALS. JANICIK will return all property of Employer, including keys, credit cards, books, manuals, records, notes, contracts, customer lists, passwords, access to electronic newsletters, website tools, proprietary matter, documents (in electronic, hard copy or other media), copies of any of the foregoing, and any equipment furnished to JANICIK during his employment to EMPLOYER on October 1, 2004 or such earlier date mutually agreed to between JANICIK and EMPLOYER in writing.

PAGE

12. JANICIK'S GENERAL RELEASE. JANICIK for himself, his heirs, executors, administrators, assigns and successors, fully and forever releases and discharges EMPLOYER and each of its current, former and future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, "Releasees"), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this AGREEMENT, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to JANICIK's employment with EMPLOYER or the cessation of that employment. In the event that this AGREEMENT is executed by JANICIK prior to the Resignation Date, JANICIK agrees that on the Resignation Date he will sign the document entitled "Restated Waiver and General Release," attached hereto as Exhibit "A," and incorporated herein as a material part of this AGREEMENT. In the event that JANICIK does not sign Exhibit A, EMPLOYER will not be obligated to extend the exercise period for the vested options previously granted to JANICIK.

13. KNOWING WAIVER OF EMPLOYMENT-RELATED CLAIMS. JANICIK understands and agrees that, with the exception of potential employment-related claims identified below, he is waiving any and all rights he may have had, now has, or in the future may have, to pursue against any of the Releasees any and all remedies available to him under any employment-related causes of action, including without limitation, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, discrimination, personal injury, physical injury, emotional distress, claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Federal Rehabilitation Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the Equal Pay Act of 1963, the provisions of the California Labor Code and any other federal, state or local laws and regulations relating to employment, conditions of employment (including wage and hour laws) and/or employment discrimination. Claims not covered by the release provisions of this AGREEMENT are (i) claims for unemployment insurance benefits, and (ii) claims under the California Workers' Compensation Act.

14. WAIVER OF CIVIL CODE SEC. 1542. JANICIK expressly waives any and all rights and benefits conferred upon him by Section 1542 of the Civil Code of the State of California, which states as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     JANICIK expressly agrees and understands that the Release given by him pursuant to this AGREEMENT applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action, which he may have against EMPLOYER.

15. EMPLOYER'S RELEASE. As of the date of this AGREEMENT, EMPLOYER for itself and each of its current, former and future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns, fully and forever releases and discharges JANICIK, his heirs, executors, administrators, assigns and successors, with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, by EMPLOYER, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to JANICIK's employment with EMPLOYER or the cessation of that employment. Notwithstanding the foregoing, EMPLOYER does not release any claims it may have against JANICIK for fraud, intentional misconduct or breach of EMPLOYER's confidential information or for breach of JANICIK's fiduciary duty as an officer and/or director of EMPLOYER prior to or following the date of this Agreement, which has damaged EMPLOYER.

PAGE

16. SEVERABILITY OF RELEASE PROVISIONS. The parties agree that if any provision of the releases given by them under this AGREEMENT is found to be unenforceable, it will not affect the enforceability of the remaining provisions and the courts may enforce all remaining provisions to the extent permitted by law.

17. PROMISE TO REFRAIN FROM SUIT OR ADMINISTRATIVE ACTION. JANICIK promises and agrees that he will never sue EMPLOYER or any of the other Releasees, or otherwise institute or participate in any legal proceedings against EMPLOYER or any of the other Releasees, with respect to any claim covered by the release provisions of this AGREEMENT, including but not limited to claims arising out of JANICIK's employment with EMPLOYER or the termination of that employment, unless he is compelled by legal process to do so. JANICIK also represents and warrants that he does not believe he has the basis to file, nor does he intend to file, any charge or claim with any administrative agency, including the United States Equal Employment Opportunity Commission and the California Department of Fair Employment and Housing, as of the Termination Date. This provision is not applicable to possible events occurring after cessation of employment.

18. PROMISE TO REFRAIN FROM ASSISTING IN SUIT OR ADMINISTRATIVE ACTION. JANICIK promises and agrees that he shall not advocate or incite the institution of, or assist or participate in, any suit, complaint, charge or administrative proceeding by any other person against EMPLOYER or any of the other Releasees, unless compelled by legal process to do so.

19. CONFIDENTIALITY OF AGREEMENT. JANICIK promises and agrees that, unless compelled by legal process, he will not disclose to others and will keep confidential both the fact of and the terms of this AGREEMENT, including the amounts referred to herein, except that he may disclose this information to his attorneys, accountants and other professional advisors to whom the disclosure is necessary to accomplish the purposes for which JANICIK has consulted such professional advisors. JANICIK expressly promises and agrees that, unless compelled by legal process, he will not disclose to any present or former employees of EMPLOYER the fact or the terms of this settlement.

20. PROMISE TO MAINTAIN CONFIDENTIALITY OF EMPLOYER'S CONFIDENTIAL INFORMATION. JANICIK acknowledges that due to the position he has occupied and the responsibilities he has had at EMPLOYER, he has received confidential information concerning EMPLOYER's products, procedures, customers, sales, prices, contracts, and the like. JANICIK hereby promises and agrees that, unless compelled by legal process, he will not disclose to others and will keep confidential all information he has received while employed by EMPLOYER concerning its products and procedures, the identities of its customers, sales, prices, the terms of any of its contracts with third parties, and the like. JANICIK agrees that a violation by him of the foregoing obligation to maintain the confidentiality of EMPLOYER's confidential information will constitute a material breach of this AGREEMENT. JANICIK specifically confirms that he will continue to comply with the terms of the EMPLOYER's proprietary information and inventions policy. JANICIK agrees that it would be difficult to compensate EMPLOYER fully for damages for any violation of this provision. Accordingly, JANICIK specifically agrees that EMPLOYER shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of EMPLOYER to claim and recover damages in addition to injunctive relief.

PAGE

21. INTEGRATED AGREEMENT. The parties acknowledge and agree that no promises or representations were made to them which do not appear written herein and that this AGREEMENT contains the entire agreement of the parties on the subject matter thereof. The parties further acknowledge and agree that parol evidence shall not be required to interpret the intent of the parties. In the event that this AGREEMENT conflicts with any previous employment related agreements between JANICIK and EMPLOYER, the terms and conditions of this AGREEMENT shall prevail.

22. VOLUNTARY EXECUTION. The parties hereby acknowledge that they have read and understand this AGREEMENT and that they sign this AGREEMENT voluntarily and without coercion.

23. WAIVER, AMENDMENT AND MODIFICATION OF AGREEMENT. The parties agree that no waiver, amendment or modification of any of the terms of this AGREEMENT shall be effective unless in writing and signed by all parties affected by the waiver, amendment or modification. No waiver of any term, condition or default of any term of this AGREEMENT shall be construed as a waiver of any other term, condition or default.

24. REPRESENTATION BY COUNSEL. The parties represent that they have had the opportunity to be represented in negotiations for, and the preparation of, this AGREEMENT by counsel of their own choosing, and that they have entered into this AGREEMENT based upon their own judgment and not in reliance upon any representations or promises made by the other party, other than those contained within this AGREEMENT. The parties further agree that if any of the facts or matters upon which they now rely in making this AGREEMENT hereafter prove to be otherwise, this AGREEMENT will nonetheless remain in full force and effect.

25. CALIFORNIA LAW. The parties agree that this AGREEMENT and its terms shall be construed under California law.

26. AGREEMENT TO ARBITRATE CLAIMS ARISING FROM AGREEMENT. The parties agree that if any dispute arises concerning interpretation and/or enforcement of the terms of this AGREEMENT, said dispute shall be resolved by binding arbitration conducted in San Diego, California in accordance with the American Arbitration Association's National Rules for the Resolution of Employment Disputes, then in effect ("AAA's National Rules"). In the event that such a dispute arises, counsel for both parties will attempt to jointly select an arbitrator. If unable to do so, the procedures outlined in the AAA's National Rules shall govern.

27. DRAFTING. The parties agree that this AGREEMENT shall be construed without regard to the drafter of the same and shall be construed as though each party to this AGREEMENT participated equally in the preparation and drafting of this AGREEMENT.

PAGE

28. COUNTERPARTS. This AGREEMENT may be signed in counterparts and said counterparts shall be treated as though signed as one document.

29. PERIOD TO CONSIDER TERMS OF AGREEMENT. JANICIK acknowledges that this AGREEMENT was presented to him on June 17, 2004 and that he is entitled to have 21 days' time in which to consider the AGREEMENT. JANICIK acknowledges that he has obtained or had the opportunity to obtain the advice and counsel from the legal representative of his choice and executes this AGREEMENT having had sufficient time within which to consider its terms. JANICIK represents that if he executes this AGREEMENT before 21 days have elapsed, he does so voluntarily, upon the advice and with the approval of his legal counsel, and that he voluntarily waives any remaining consideration period.

30. REVOCATION OF AGREEMENT. JANICIK understands that after executing this AGREEMENT, he has the right to revoke it within seven (7) days after his execution of it. JANICIK understands that this AGREEMENT will not become effective and enforceable unless the seven-day revocation period passes and JANICIK does not revoke the AGREEMENT in writing. JANICIK understands that this AGREEMENT may not be revoked after the seven-day revocation period has passed. JANICIK understands that any revocation of this AGREEMENT must be made in writing and delivered to EMPLOYER at 13855 Stowe Drive, Poway, CA 92064, within the seven-day period.

31. EFFECTIVE DATE. This AGREEMENT shall become effective and binding upon the parties eight (8) days after JANICIK's execution hereof, so long as he has not revoked it within the time period and in the manner specified in paragraph 29, above.


        July 22, 2004                                        /S/ Jeffrey Janicik
Dated:  ------------------------------                     ---------------------
                                                                 JEFFREY JANICIK

                                                                 SPACEDEV,  INC.

        July 18, 2004                                     /S/ Richard B. Slansky
Dated:  ------------------------------                     ---------------------
                                                        By: Richard  B.  Slansky
                                                       Chief  Financial  Officer

PAGE
                                   EXHIBIT "A"

                       RESTATED WAIVER AND GENERAL RELEASE
                       -----------------------------------

     This Restated Waiver and General Release (the "Restated Release") is executed by JEFFREY JANICIK ("JANICIK"), for the benefit of his former employer, SpaceDev, Inc. ("Employer"), and is intended to be a material part of the consideration proffered by JANICIK and received by Employer under that certain Separation Agreement and General Release (the "Release Agreement").

     A.  JANICIK  executed  the  Release  Agreement  on  June  18,  2004;

     B. The Resignation Date (as defined in the Release Agreement) occurred after JANICIK's execution of the Release Agreement;

     C. Pursuant to Section 12 of the Release Agreement, JANICIK agreed to execute this Restated Release, under the circumstances described in Recital B.

     NOW THEREFORE, in exchange for his continued receipt of the Separation Benefit (as described in the Release Agreement), JANICIK reaffirms and represents as follows:

     1. JANICIK for himself, his heirs, executors, administrators, assigns and successors, fully and forever releases and discharges Employer and each of its current, former and future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, "Releasees"), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this Restated Release, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to JANICIK's employment with Employment or the cessation of that employment.

     2. With the exception of potential employment-related claims identified in the Release Agreement, JANICIK is waiving any and all rights he may have had, now has, or in the future may have, to pursue against any of the Releasees any and all remedies available to him under any employment-related causes of action, including without limitation, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, discrimination, personal injury, physical injury, emotional distress, claims under Title VII of the Civil Rights Act of 1 964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Federal Rehabilitation Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the Equal Pay Act of 1963, the provisions of the California Labor Code and any other federal, state or local laws and regulations relating to employment, conditions of employment (including wage and hour laws) and/or employment discrimination.

PAGE

     3. JANICIK expressly waives any and all rights and benefits conferred upon him by Section 1542 of the Civil Code of the State of California, which states as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

JANICIK expressly agrees and understands that the Release given by him pursuant to this Restated Release applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action, which he may have against Employer or any of the other Releasees.

     4. JANICIK represents and warrants that, as of the date he executes this Restated Release, he does not believe he has the basis to file, nor does he intend to file, any charge or claim with any administrative agency, including the United States Equal Employment Opportunity Commission and the California Department of Fair Employment and Housing, regarding his employment with Employer, or the cessation of that employment.


          July 22, 2004                  /s/ Jeffrey Janicik
Dated:  ------------------------   By:  ---------------------------------------
                                        JEFFREY  JANICIK